Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of the Issuer, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of January 22, 2024.

GRUPO ARGOS S.A.

By:	/s/ Rafael Olivella
Name: Rafael Olivella
Title: Vice President

CEMENTOS ARGOS S.A.

By:	/s/ Felipe Aristizabal
Name: Felipe Aristizabal
Title: Vice President

ARGOS SEM, LLC

By:	/s/ Gustavo Adolfo Uribe
Name: Gustavo Adolfo Uribe
Title: President

VALLE CEMENT INVESTMENTS INC.

By:	/s/ Gustavo Adolfo Uribe
Name: Gustavo Adolfo Uribe
Title: President